Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 22, 2017 with respect to the consolidated financial statements and schedule of Entellus Medical, Inc. and subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2016, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Minneapolis, Minnesota

September 25, 2017